Exhibit 3.2

Certificat de modification

Loi sur les sociétés par actions (RLRQ, chapitre S-31.1)

J'atteste que la société par actions

RIOPEL MARINE INC.

a modifié ses statuts en vertu de la Loi sur les sociétés par actions pour y intégrer les modifications mentionnées dans les statuts de modification ci-joints.

Le 20 janvier 2020

Déposé au registre le 20 janvier 2020 sous le numéro d'entreprise du Québec 1168491927.

Services Québec

REZ-909 (2017-04) Page 1 de 1

Statuts de modification

Numéro d'entreprise du Québec (NEQ) : 1168491927

Loi sur les sociétés par actions, RLRQ, chapitre S-31.1

1	Identification de la société Nom de la société par actions

RIOPEL MARINE INC.

Version(s) du nom de la société dans une autre langue que le français, s'il y a lieu

2	Modification des statuts

2.1	Modification relative au nom

Nom de la société par actions

2.2	Autres modifications

Voir Annexe "A" ci-jointe.

2.3	Date et heure à attribuer au certificat, s'il y a lieu Date Heure

3	Correction des statuts

4	Signature

Nom de l'administrateur ou du dirigeant autorisé Alexandre Mongeon

Signature électronique de Alexandre Mongeon

Réservé à l'administration

Numéro de référence de la demande : 020200071689374
Désignation numérique :

Services Québec

SCHEDULE “A”

TO ARTICLES OF AMENDMENT

OF

RIOPEL MARINE INC.

(the “Corporation”)

1.	The Articles of the Corporation be amended as follows:

A.	Authorized and Issued Capital

(a)	to remove the rights, privileges, restrictions and conditions attaching to the Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares and Class F Shares in the capital of the Corporation;

(b)	to create an unlimited number of Common Shares, issuable in four series, of which an unlimited number are designated as Voting Common Shares – Series Founder, an unlimited number are designated as Voting Common Shares – Series Investor 1, an unlimited number are designated as Voting Common Shares – Series Investor 2 and an unlimited number are designated as Non-Voting Common Shares; and

(c)	to provide that the rights, privileges, restrictions and conditions attaching to the Common Shares, issuable in four series, are as set out in Schedule I;

with the result that upon the issuance of a Certificate of Amendment effecting the foregoing, the authorized capital of the Corporation shall consist of an unlimited number of Common Shares, issuable in four series, of which an unlimited number are designated as Voting Common Shares – Series Founder, an unlimited number are designated as Voting Common Shares – Series Investor 1, an unlimited number are designated as Voting Common Shares – Series Investor 2 and an unlimited number are designated as Non-Voting Common Shares.

SCHEDULE I

The total number of shares that Riopel Marine Inc. (the “Corporation”) shall have authority to issue is an unlimited number of Common Shares (“Common Shares”) issuable in four series, of which an unlimited number are designated as Voting Common Shares – Series Founder (the “Founder Common Shares”), an unlimited number are designated as Voting Common Shares – Series Investor 1 (the “Investor 1 Common Shares”), an unlimited number are designated as Voting Common Shares – Series Investor 2 (the “Investor 2 Common Shares”, and together with the Founder Common Shares and the Investor 1 Common Shares, the “Voting Common Shares”), and an unlimited number are designated as Non-Voting Common Shares (the “Non-Voting Common Shares”).

The following is a statement of the rights, privileges, restrictions and conditions of each class and series of shares in the capital of the Corporation.

A.	COMMON SHARES

1.            General. The voting, dividend and liquidation rights of the holders of the Common Shares are subject to and qualified by the rights, privileges, restrictions and conditions of any class of shares in the capital of the Corporation designated to be senior to the Common Shares.

2.            Four Series. The Common Shares may be issued at any time or from time to time in four series. The first series of Common Shares shall be unlimited in number and shall be designated the Voting Common Shares – Series Founder. The second series of Common Shares shall be unlimited in number and shall be designated the Voting Common Shares – Series Investor 1. The third series of Common Shares shall be unlimited in number and shall be designated the Voting Common Shares – Series Investor 2. The fourth series of Common Shares shall be unlimited in number and shall be designated the Non-Voting Common Shares.

3.            Ranking. The Common Shares of each series shall rank pari passu with the Common Shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation.

4.	Voting.

4.1	Each holder of the Founder Common Shares is entitled to:

4.1.1	one vote for each Founder Common Share held at all meetings of shareholders;

4.1.2         receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only the holders of a specified class of shares (other than the Common Shares) or a specified series of shares (other than the Founder Common Shares) are entitled to attend; and

4.1.3            vote on all matters submitted to a vote or consent of shareholders of the Corporation, except matters upon which only the holders of a specified class of shares (other than the Common Shares) or a specified series of shares (other than the Founder Common Shares) are entitled to vote.

4.2	Each holder of the Investor 1 Common Shares is entitled to:

4.2.1	one vote for each Investor 1 Common Share held at all meetings of shareholders;

4.2.2          receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only the holders of a specified class of shares (other than the Common Shares) or a specified series of shares (other than the Investor 1 Common Shares) are entitled to attend; and

4.2.3          vote on all matters submitted to a vote or consent of shareholders of the Corporation, except matters upon which only the holders of a specified class of shares (other than the Common Shares) or a specified series of shares (other than the Investor 1 Common Shares) are entitled to vote.

4.3	Each holder of the Investor 2 Common Shares is entitled to:

4.3.1	one vote for each Investor 2 Common Share held at all meetings of shareholders;

4.3.2            receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only the holders of a specified class of shares (other than the Common Shares) or a specified series of shares (other than the Investor 2 Common Shares) are entitled to attend; and

4.3.3            vote on all matters submitted to a vote or consent of shareholders of the Corporation, except matters upon which only the holders of a specified class of shares (other than the Common Shares) or a specified series of shares (other than the Investor 2 Common Shares) are entitled to vote.

4.4            Except as otherwise provided in the Business Corporations Act (Québec), the holders of Non-Voting Common Shares shall not be entitled to receive notice of, or to attend or to vote at, any meeting of the shareholders of the Corporation.

4.5            The holders of Non-Voting Common Shares shall not be entitled to vote separately as a series upon, and are not entitled to dissent in respect of (to the extent permitted by law), any proposal to amend the articles of the Corporation to effect an exchange, reclassification or cancellation of the Non-Voting Common Shares.

5.            Dividends. The holders of the Common Shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares in the capital of the Corporation, to receive dividends if, as and when declared by the Board of Directors of the Corporation (the “Board”) on the Common Shares.

6.            Liquidation, Dissolution or Winding-up. The holders of the Common Shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares in the capital of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.